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                                                                       EXHIBIT 4

                       SPECIMEN COMMON STOCK CERTIFICATE


COMMON STOCK                                                    NO PAR VALUE
THIS CERTIFICATE IS TRANSFERABLE IN
ATLANTA, GA OR IN NEW YORK, NY

                        [ACSYS, INC. LOGO APPEARS HERE]
              INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

                                                             SEE REVERSE FOR
                                                         CERTAIN DEFINITIONS
                                                               CUSIP C230732

THIS CERTIFIES THAT


IS THE OWNER OF

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF ACSYS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

   Witness the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

SUNTRUST BANK, ATLANTA

   TRANSFER AGENT AND REGISTRAR


BY -----------------     -----------------------    ----------------------
AUTHORIZED SIGNATURE     CHIEF EXECUTIVE OFFICER    CHAIRMAN OF THE BOARD
                         AND SECRETARY
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                                  ACSYS, INC.

     The Corporation will furnish without charge to each stockholder who so requests a statement or summary of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Corporation is authorized to issue and of the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the office of the Secretary of the Corporation or the Transfer Agent named on the face of this Certificate.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -------------------- Custodian-------------------------
                         (Cust)                         (Minor)

           under Uniform Gifts to Minors Act -----------------------------------
                                                        (State)

     Additional abbreviations may also be used though not in the above list.

For value received, -------------------------- hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE



--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

--------------------------------------------------------------------------------
---------------- Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ----------------- Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ---------------------


                                   --------------------------------------------
                   NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON
                                   THE FACE OF THE CERTIFICATE IN EVERY
                                   PARTICULAR, WITHOUT ALTERATION OR
                                   ENLARGEMENT OR ANY CHANGE WHATEVER.


                                             ----------------------------------
                   SIGNATURE(S) GUARANTEED:  THE SIGNATURE(S) SHOULD BE
                                             GUARANTEED BY AN ELIGIBLE
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                                             GUARANTOR INSTITUTION (BANKS,
                                             STOCKBROKERS, SAVINGS AND LOAN
                                             ASSOCIATIONS AND CREDIT UNIONS
                                             WITH MEMBERSHIP IN AN APPROVED
                                             SIGNATURE GUARANTEE MEDALLION
                                             PROGRAM), PURSUANT TO S.E.C.
                                             RULE 17Ad-15.


Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Protection Rights Agreement, dated as of June 20, 1999 (as such may be amended from time to time, the "Rights Agreement"), between Acsys, Inc. (the "Company") and SunTrust Bank, Atlanta, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be terminated, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor.